EXHIBIT 10.1



                         COVENANT NOT TO COMPETE
                         _______________________
                      AND NON-DISCLOSURE AGREEMENT
                      ____________________________

PARTIES:
_______
      Gary DeStefano ("EMPLOYEE")

and

      NIKE, Inc., and its parent, divisions,
      subsidiaries, affiliates, successors and assigns. ("NIKE"):


RECITALS:
________

      A. This Covenant Not to Compete and Non-Disclosure Agreement is executed upon the EMPLOYEE's bona fide advancement with NIKE and is a condition of such advancement. Employee acknowledges that this Covenant Not to Compete and Non-Disclosure Agreement is a condition of advancement.

      B. Over the course of EMPLOYEE's employment with NIKE, EMPLOYEE will be or has been exposed to and/or is in a position to develop confidential information peculiar to NIKE's business and not generally known to the public as defined below ("Protected Information"). It is anticipated that EMPLOYEE will continue to be exposed to Protected Information of greater sensitivity as EMPLOYEE advances in the company.

      C. The nature of NIKE's business is highly competitive and disclosure of any Protected Information would result in severe damage to NIKE and be difficult to measure.

      D. NIKE makes use of its Protected Information throughout the world. Protected Information of NIKE can be used to NIKE's detriment anywhere in the world.

AGREEMENT:
_________

In consideration of the foregoing, and the terms and conditions set forth below, the parties agree as follows:

      1.   Covenant Not to Compete.
           _______________________

           (a)   Competition Restriction.  During EMPLOYEE's employment
                 _______________________
by NIKE, under the terms of any employment contract or otherwise, and for 1 year thereafter, (the "Restriction Period"), EMPLOYEE will not directly or indirectly, own, manage, control, or participate in the ownership, management or control of, or be employed by, consult for, or be connected in any manner with, any business engaged anywhere in the world in the athletic footwear, athletic apparel or sports equipment, sports electronics/technology and sports accessories business, or any other business which directly competes with NIKE or any of its parent, subsidiaries or affiliated corporations (a "Competitor"). By way of illustration only, examples of NIKE competitors include, but are not limited to: Adidas, FILA, Reebok, Puma, Skechers, KSwiss, Garmin, Polar, Merrell, Timberland, Champion, Oakley, DKNY, Asics, Saucony, New Balance, Ralph Lauren/Polo Sport, B.U.M, FUBU, The Gap, Tommy Hilfiger, Umbro,
The North Face, Foot Locker, Finish Line, Sports Authority, Footaction, Columbia Sportswear, Under Armour, Wilson, Mizuno, Callaway Golf and Titleist. This provision is subject to NIKE's option to waive all or any portion of the Restriction Period as more specifically provided below.

           (b)   Extension of Time.  In the event EMPLOYEE breaches this
                 _________________
covenant not to compete, the Restriction Period shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals. The Restriction Period shall continue upon the effective date of any such settlement judicial or other resolution. NIKE shall not be obligated to pay EMPLOYEE the additional compensation described in paragraph 1(d) below during any period of time in which this Agreement is tolled due to EMPLOYEE's breach. In the event EMPLOYEE receives such additional compensation after any such breach, EMPLOYEE must immediately reimburse NIKE in the amount of all such compensation upon the receipt of a written request by NIKE.

           (c)   Waiver of Non-Compete.  NIKE has the option, in its
                 _____________________
sole discretion, to elect to waive all or a portion of the Restriction Period or to limit the definition of Competitor, by giving EMPLOYEE seven (7) days prior notice of such election. In the event all or a portion of the Restriction Period is waived, NIKE shall not be obligated to pay EMPLOYEE for any period of time as to which the covenant not to compete has been waived.

           (d)   Additional Consideration.  As additional consideration
                 ________________________
for the covenant not to compete described above, should NIKE terminate EMPLOYEE's employment and elect to enforce the non-competition agreement, NIKE shall pay EMPLOYEE a monthly payment while the Restriction Period is in effect equal to one-twelfth (1/12) of EMPLOYEE's then current annual base salary and annual Performance Sharing Plan bonus calculated at 100% of EMPLOYEE's last targeted rate. If EMPLOYEE voluntarily terminates employment and NIKE elects to enforce the non-competition agreement, NIKE shall pay EMPLOYEE a monthly payment while the Restriction Period is in effect equal to one-twenty-fourth (1/24) of EMPLOYEE's then current annual base salary. The first payment to EMPLOYEE of additional consideration shall follow on the next applicable pay period after the election to enforce the non-competition agreement, payable in accordance with NIKE's payroll practices.

      2.   Subsequent Employer.  EMPLOYEE agrees to notify NIKE at the
           ___________________
time of separation of employment of the name of EMPLOYEE's new employer, if known. EMPLOYEE further agrees to disclose to NIKE the name of any subsequent employer during the Restriction Period, wherever located and regardless of whether such employer is a competitor of NIKE.

      3.   Non-Disclosure Agreement.
           ________________________

           (a)   Protected Information Defined.  "Protected Information"
                 _____________________________
shall mean all proprietary information, in whatever form and format, of NIKE and all information provided to NIKE by third parties which NIKE is obligated to keep confidential. EMPLOYEE agrees that any and all information to which EMPLOYEE has access concerning NIKE projects and internal NIKE information is Protected Information, whether in verbal form, machine-readable form, written or other tangible form, and whether designated as confidential or unmarked. Without limiting the foregoing, Protected Information includes information relating to NIKE's research and development activities, its intellectual property and the filing or pendency of patent applications, confidential techniques, methods, styles, designs, design concepts and ideas, customer and vendor lists, contract factory lists, pricing information, manufacturing plans, business and marketing plans, financial information, sales information, methods of operation, manufacturing processes and methods, products, and personnel information.

          (b)   Excluded Information.  Notwithstanding paragraph 3(a),
                ____________________
Protected Information excludes any information that is or becomes part of the public domain through no act or failure to act on the part of EMPLOYEE. Specifically, employees shall be permitted to retain as part of their personal portfolio copies of the employees' original artwork and designs, provided the artwork or designs have become part of the public domain. In any dispute between the parties with respect to this exclusion, the burden of proof will be on EMPLOYEE and such proof will be by clear and convincing evidence.

          (c)   Employee's Obligations.  During the period of employment
                ______________________
by NIKE and for a period of two (2) years thereafter, EMPLOYEE will hold in confidence and protect all Protected Information and will not, at any time, directly or indirectly, use any Protected Information for any purpose outside the scope of EMPLOYEE's employment with NIKE or disclose any Protected Information to any third person or organization without the prior written consent of NIKE. Specifically, but not by way of limitation, EMPLOYEE will not ever copy, transmit, reproduce, summarize, quote, publish or make any commercial or other use whatsoever of any Protected Information without the prior written consent of NIKE.
EMPLOYEE will also take reasonable security precautions and such other actions as may be necessary to insure that there is no use or disclosure, intentional or inadvertent, of Protected Information in violation of this Agreement.

      4.   Return of Protected Information.  At the request of NIKE at
           _______________________________
anytime, and in any event, upon termination of employment, EMPLOYEE shall immediately return to NIKE all Protected Information in whatever form, including tapes, notebooks, drawings, digital files, or other media containing Protected Information, and all copies thereof, then in EMPLOYEE's possession or under EMPLOYEE's control.

      5.   Unauthorized Use.  During the period of employment with NIKE
           ________________
and thereafter, EMPLOYEE will notify NIKE immediately if EMPLOYEE becomes aware of the unauthorized possession, use or knowledge of any Protected Information by any person employed or not employed by NIKE at the time of such possession, use or knowledge. EMPLOYEE will cooperate with NIKE in the investigation of any such incident and will cooperate with NIKE in any litigation with third parties deemed necessary by NIKE to protect the Protected Information. NIKE shall provide reasonable reimbursement to EMPLOYEE for each hour so engaged and that amount shall not be diminished by operation of any payment under Paragraph 1(d) of this Agreement.

      6.   Non-Recruitment.  During the term of this Agreement and for a
           _______________
period of one (1) year thereafter, EMPLOYEE will not directly or indirectly , solicit, divert or hire away (or attempt to solicit, divert or hire away) to or for himself or any other company or business organization, any NIKE employee, whether or not such employee is a full-time employee or temporary employee and whether or not such employment is pursuant to a written agreement or is at will.


      7.   Accounting of Profits.  EMPLOYEE agrees that, if EMPLOYEE
           _____________________
should violate any term of this Agreement, NIKE shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which EMPLOYEE directly or indirectly has realized and/or may realize as a result of or in connection with any such violation (including the return of any additional consideration paid by NIKE pursuant to Paragraph 1(d) above). Such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which NIKE may be entitled at law or in equity.

      8.   General Provisions.
           __________________

           (a)   Survival.  This Agreement shall continue in effect
                 ________
after the termination of EMPLOYEE's employment, regardless of the reason for termination.

           (b)   Waiver.  No waiver, amendment, modification or
                 ______
cancellation of any term or condition of this Agreement will be effective unless executed in writing by both parties. No written waiver will excuse the performance of any act other than the act or acts specifically referred to therein.

           (c)   Severability.  Each provision herein will be treated as
                 ____________
a separate and independent clause and unenforceability of any one clause will in no way impact the enforceability of any other clause. Should any of the provisions in this Agreement be found to be unreasonable or invalid by a court of competent jurisdiction, such provision will be enforceable to the maximum extent enforceable by the law of that jurisdiction.

           (d)   Applicable Law/Jurisdiction.  This Agreement, and
                 ___________________________
EMPLOYEE's employment hereunder, shall be construed according to the laws of the State of Oregon. EMPLOYEE further hereby submits to the jurisdiction of, and agrees that exclusive jurisdiction over and venue for any action or proceeding arising out of or relating to this Agreement shall lie in the state and federal courts located in Oregon.

EMPLOYEE                                NIKE, Inc.


/s/   Gary DeStefano                    /s/ Wesley A. Coleman
Name:  Gary DeStefano                   By: Wesley A. Coleman


DATE:  August 7, 2006                   Title:  Vice President